Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE February 19, 2025

McGrath Announces Results for Fourth Quarter 2024

and Announces 34th Annual Dividend Increase

Livermore, CA - February 19, 2025 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues from continuing operations for the quarter ended December 31, 2024 of $243.7 million, an increase of 10% compared to the fourth quarter of 2023. The Company reported net income from continuing operations of $38.9 million, or $1.58 per diluted share, for the fourth quarter of 2024, compared to net income from continuing operations of $32.0 million, or $1.30 per diluted share, for the fourth quarter of 2023.

Total revenues from continuing operations for the full year ended December 31, 2024 increased to $910.9 million, an increase of 10%, from $831.8 million in 2023, with adjusted EBITDA increasing $33.4 million, or 10%, to $351.7 million. Net income from continuing operations for the year ended December 31, 2024 was $231.7 million, or $9.43 per diluted share, compared to $111.9 million, or $4.56 per diluted share, in 2023. Excluding the $180.0 million merger termination payment received from WillScot Mobile Mini and $63.2 million in transaction costs incurred by McGrath during the year, net of provision for income taxes, the Company reported net income from continuing operations of $145.7 million, or $5.93 per diluted share.

The Company also announced that the board of directors declared a cash dividend of $0.485 per share for the upcoming quarter ending March 31, 2025, a quarterly increase of $0.01, or 2%, over the prior year period. The cash dividend will be payable on April 30, 2025 to all shareholders of record on April 16, 2025. This marks 34 consecutive years the Company has increased its annual dividend.

Fourth QUARTER 2024 YEAR-OVER-YEAR Company HIGHLIGHTS (FROM CONTINUING OPERATIONS):

•
Rental revenues increased 1% to $124.2 million.
•
Sales revenues increased 37% to $80.3 million.
•
Total revenues increased 10% to $243.7 million.
•
Adjusted EBITDA1 increased 5% to $92.0 million.
•
Dividend rate of $0.475 per share for the fourth quarter 2024. On an annualized basis, this dividend represents a 1.6% yield on the February 18, 2025 close price of $122.22 per share.

Joe Hanna, President and CEO of McGrath, made the following comments:

“We were pleased with our fourth quarter results. The 10% increase in companywide revenues and 5% increase in Adjusted EBITDA were driven by growth at Mobile Modular.

Our modular business had a good quarter, with 8% rental revenue growth. Rental revenues grew across both commercial and education customer bases. We maintained our focus on pricing optimization, rental fleet utilization, and value-added services for our customers. Growth initiatives for Mobile Modular Plus, Site Related Services and new modular equipment sales all continued to show progress.

Portable Storage weak demand conditions continued, resulting in 15% lower rental revenues for the quarter, compared to a year ago. The weaker demand was broad-based across regions and was primarily a result of lower commercial construction project activity.

TRS-RenTelco experienced continued demand challenges, resulting in 9% lower rental revenues for the quarter, compared to a year ago. During the quarter we maintained discipline with respect to new equipment capital spending and made progress with reducing the fleet size to better align with demand conditions.

I appreciate the strong execution from the McGrath team to deliver solid results for the year despite the demand headwinds at Portable Storage and TRS-RenTelco. I am encouraged by our start to 2025 and confident that our teams are very focused on building on last year’s successes.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended December 31, 2024 to the quarter ended December 31, 2023 unless otherwise indicated.

Mobile Modular

For the fourth quarter of 2024, the Company’s Mobile Modular division reported Adjusted EBITDA of $61.0 million, an increase of $6.9 million, or 13%, when compared to the same quarter in 2023.

•
Rental revenues increased 8% to $82.1 million, depreciation expense increased 7% to $10.4 million, and other direct costs increased 2% to $18.5 million, which resulted in an increase in gross profit on rental revenues of 11% to $53.2 million.
•
Rental related services revenues increased 5% to $32.1 million, primarily attributable to higher delivery and pick-up activities and higher site related services, with associated gross profit increasing 5% to $11.6 million.
•
Sales revenues increased 32% to $56.0 million, primarily from higher new equipment sales. Gross margin on sales was 26% in 2024 compared to 32% in 2023, resulting in a 5% increase in gross profit on sales revenues to $14.3 million.
•
Selling and administrative expenses decreased $1.4 million to $35.8 million, when compared to the prior year.

Portable storage

For the fourth quarter of 2024, the Company’s Portable Storage division reported Adjusted EBITDA of $9.9 million, a decrease of $2.8 million, or 22%, when compared to the same quarter in 2023.

•
Rental revenues decreased 15% to $16.7 million, depreciation expense increased 7% to $1.0 million, and other direct costs decreased 12% to $1.5 million, which resulted in a decrease in gross profit on rental revenues of 17% to $14.2 million.
•
Rental related services revenues decreased 24% to $3.9 million, primarily attributable to lower delivery and return delivery activities.
•
Sales revenues increased $0.1 million to $1.8 million, primarily from higher used equipment sales. Gross margin on sales was 36% compared to 38% in 2023, resulting in a 1% increase in gross profit on sales revenues to $0.6 million.
•
Selling and administrative expenses decreased $1.1 million to $7.1 million, when compared to the prior year.

TRS-RenTelco

For the fourth quarter of 2024, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $19.1 million, a decrease of 8%, when compared to the same quarter in 2023.

•
Rental revenues decreased 9% to $25.4 million, depreciation expense decreased 12%, and other direct costs increased 2%, resulting in a 10% decrease in gross profit on rental revenues to $10.2 million. The rental revenue decrease was primarily due to continued weakness in end markets, resulting in lower average rental equipment on rent compared to the prior year.
•
Sales revenues increased 26% to $7.3 million and gross profit on sales revenues increased 32% to $4.2 million.

•
Selling and administrative expenses decreased 11%, to $6.6 million, when compared to the prior year.

financial outlook:

For the full-year 2025, the Company expects:

		2025 Outlook	2024 Actual
•	Total revenue:	$920 to $970 million	$911 million
•	Adjusted EBITDA[1,2]:	$345 to $360 million	$352 million
•	Gross rental equipment capital expenditures:	$120 to $130 million	$191 million
1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and non-operating transactions. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of January 30, 2025, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 19, 2025 to discuss the fourth quarter 2024 results. To participate in the teleconference, dial 1-800-445-7795 (in the U.S.), or 1-785-424-1699 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-723-7372 (in the U.S.), or 1-402-220-2666 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (AUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues
Rental	$124,220	$123,563	$489,929	$474,336
Rental related services	36,858	36,679	148,498	138,160
Rental operations	161,078	160,242	638,427	612,496
Sales	80,298	58,589	262,290	207,165
Other	2,370	2,757	10,225	12,181
Total revenues	243,746	221,588	910,942	831,842
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,755	22,413	88,267	88,912
Rental related services	25,204	25,003	103,419	96,628
Other	24,931	24,754	109,116	114,942
Total direct costs of rental operations	71,890	72,170	300,802	300,482
Costs of sales	57,099	39,296	174,725	137,727
Total costs of revenues	128,989	111,466	475,527	438,209
Gross profit	114,757	110,122	435,415	393,633
Expenses:
Selling and administrative expenses	51,669	54,506	200,432	207,539
Other income, net	—	(59)	(9,281)	(3,618)
Income from operations	63,088	55,675	244,264	189,712
Interest expense	8,858	12,126	47,241	40,560
Foreign currency exchange loss (gain)	270	144	215	(310)
Gain on merger termination from WillScot Mobile Mini	—	—	(180,000)	—
WillScot Mobile Mini transaction costs	2,002	—	63,159	—
Income from continuing operations before provision for income taxes	51,958	43,693	313,649	149,462
Provision for income taxes from continuing operations	13,009	11,676	81,922	37,610
Income from continuing operations	38,949	32,017	231,727	111,852

Discontinued operations:
Income from discontinued operations before provision for income taxes	—	—	—	1,709
Provision for income taxes from discontinued operations	—	—	—	453
Gain on sale of discontinued operations, net of tax	—	—	—	61,513
Income from discontinued operations	—	—	—	62,769

Net income	$38,949	$32,017	$231,727	$174,621

Earnings per share from continuing operations:
Basic	$1.59	$1.31	$9.44	$4.57
Diluted	$1.58	$1.30	$9.43	$4.56
Earnings per share from discontinued operations:
Basic	$—	$—	$—	$2.57
Diluted	$—	$—	$—	$2.56
Earnings per share:
Basic	$1.59	$1.31	$9.44	$7.14
Diluted	$1.58	$1.30	$9.43	$7.12
Shares used in per share calculation:
Basic	24,551	24,492	24,541	24,469
Diluted	24,587	24,535	24,570	24,529
Cash dividends declared per share	$0.475	$0.465	$1.90	$1.86

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(AUDITED)

	December 31,
(in thousands)	2024	2023
Assets
Cash	$807	$877
Accounts receivable, net of allowance for credit losses of $2,866 at December 31, 2024 and $2,801 at December 31, 2023	219,342	227,368
Rental equipment, at cost:
Relocatable modular buildings	1,414,367	1,291,093
Portable storage containers	240,846	236,123
Electronic test equipment	343,982	377,587
	1,999,195	1,904,803
Less: accumulated depreciation	(611,536)	(575,480)
Rental equipment, net	1,387,659	1,329,323
Property, plant and equipment, net	197,439	169,114
Inventories	14,304	15,425
Prepaid expenses and other assets	80,477	87,364
Intangible assets, net	54,332	64,588
Goodwill	323,224	323,224
Total assets	$2,277,584	$2,217,283
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$590,208	$762,975
Accounts payable	60,082	58,760
Accrued liabilities	113,961	108,763
Deferred income	109,836	111,428
Deferred income taxes, net	280,129	241,555
Total liabilities	1,154,216	1,283,481
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,551 shares as of December 31, 2024 and 24,496 shares as of December 31, 2023	116,253	111,122
Retained earnings	1,007,115	822,796
Accumulated other comprehensive loss	—	(116)
Total shareholders’ equity	1,123,368	933,802
Total liabilities and shareholders’ equity	$2,277,584	$2,217,283

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(AUDITED)

	Twelve Months Ended December 31,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net income	$231,727	$174,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,455	109,375
Deferred income taxes (benefits)	38,574	(16,952)
Provision for credit losses	1,890	2,633
Share-based compensation	9,502	8,275
Gain on sale of property, plant and equipment	(9,281)	(3,618)
Gain on sale of discontinued operations	—	(61,513)
Gain on sale of used rental equipment	(35,085)	(31,642)
Foreign currency exchange loss (gain)	215	(310)
Amortization of debt issuance costs	66	8
Change in:
Accounts receivable	6,136	(37,776)
Inventories	1,121	(779)
Prepaid expenses and other assets	6,887	(28,547)
Accounts payable	11,836	(49,761)
Accrued liabilities	4,924	17,235
Deferred income	(1,592)	14,094
Net cash provided by operating activities	374,375	95,343
Cash Flows from Investing Activities:
Proceeds from sale of discontinued operations	—	268,012
Purchases of rental equipment	(191,231)	(229,679)
Purchases of property, plant and equipment	(40,228)	(43,989)
Cash paid for acquisition of businesses	—	(458,315)
Cash paid for acquisition of business assets	—	(3,767)
Proceeds from sales of used rental equipment	68,453	66,168
Proceeds from sales of property, plant and equipment	12,251	9,702
Net cash used in investing activities	(150,755)	(391,868)
Cash Flows from Financing Activities:
Net (payments) borrowings under bank lines of credit	(172,560)	274,225
Borrowings under term note agreement	—	75,000
Taxes paid related to net share settlement of stock awards	(4,371)	(7,233)
Payment of dividends	(46,759)	(45,556)
Net cash (used in) provided by financing activities	(223,690)	296,436
Effect of foreign currency exchange rate changes on cash	—	9
Net decrease in cash	(70)	(80)
Cash balance, beginning of period	877	957
Cash balance, end of period	$807	$877
Supplemental Disclosure of Cash Flow Information:
Gain on merger termination, net of transaction costs, presented under net cash provided by operating activities	$116,841	$—
Interest paid, during the period	$48,324	$38,603
Net income taxes paid, during the period	$36,524	$91,565
Dividends accrued during the period, not yet paid	$12,482	$12,010
Rental equipment acquisitions, not yet paid	$5,393	$16,653

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated

Revenues
Rental	82,108	16,713	25,399	—	124,220
Rental related services	32,140	3,933	785	—	36,858
Rental operations	114,248	20,646	26,184	—	161,078
Sales	55,983	1,806	7,270	15,239	80,298
Other	1,598	211	561	—	2,370
Total revenues	171,829	22,663	34,015	15,239	243,746

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,405	1,011	10,339	—	21,755
Rental related services	20,572	4,056	576	—	25,204
Other	18,534	1,493	4,904	—	24,931
Total direct costs of rental operations	49,511	6,560	15,819	—	71,890
Costs of sales	41,705	1,161	3,080	11,153	57,099
Total costs of revenues	91,216	7,721	18,899	11,153	128,989

Gross Profit (Loss)
Rental	53,169	14,209	10,156	—	77,534
Rental related services	11,568	(123)	209	—	11,654
Rental operations	64,737	14,086	10,365	—	89,188
Sales	14,278	645	4,190	4,086	23,199
Other	1,598	211	561	—	2,370
Total gross profit	80,613	14,942	15,116	4,086	114,757
Selling and administrative expenses	35,789	7,133	6,550	2,197	51,669
Income from operations	$44,824	$7,809	$8,566	$1,889	$63,088
Interest expense					8,858
Foreign currency exchange loss					270
Willscot Mobile Mini transaction costs					2,002
Provision for income taxes					13,009
Income from continuing operations					$38,949

Other Information
Adjusted EBITDA [1]	$60,994	$9,922	$19,099	$1,987	$92,002
Average rental equipment [2]	$1,270,068	$231,332	$349,018
Average monthly total yield [3]	2.15%	2.41%	2.43%
Average utilization [4]	76.0%	61.2%	59.1%
Average monthly rental rate [5]	2.84%	3.94%	4.11%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2023
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated

Revenues
Rental	$75,931	$19,760	$27,872	$—	$123,563
Rental related services	30,713	5,150	816	—	36,679
Rental operations	106,644	24,910	28,688	—	160,242
Sales	42,329	1,696	5,751	8,813	58,589
Other	1,686	338	733	—	2,875
Total revenues	150,659	26,944	35,172	8,813	221,706

Costs and Expenses
Direct costs of rental operations:
Depreciation	9,725	944	11,744	—	22,413
Rental related services	19,689	4,651	663	—	25,003
Other	18,256	1,699	4,799	—	24,754
Total direct costs of rental operations	47,670	7,294	17,206	—	72,170
Costs of sales	28,718	1,059	2,577	6,942	39,296
Total costs of revenues	76,388	8,353	19,783	6,942	111,466

Gross Profit
Rental	47,950	17,117	11,329	—	76,396
Rental related services	11,024	499	153	—	11,676
Rental operations	58,974	17,616	11,482	—	88,072
Sales	13,611	637	3,174	1,871	19,293
Other	1,686	338	733	—	2,868
Total gross profit	74,271	18,591	15,389	1,871	110,122
Selling and administrative expenses	37,213	8,255	7,386	1,652	54,506
Other income, net	(38)	(7)	(14)	—	(59)
Income from operations	$37,096	$10,343	$8,017	$219	55,675
Interest expense					12,126
Foreign currency exchange gain					(144)
Provision for income taxes					11,676
Income from continuing operations					$32,017

Other Information
Adjusted EBITDA [1]	$54,106	$12,765	$20,690	$308	$87,869
Average rental equipment [2]	$1,155,413	$218,976	$379,214
Average monthly total yield [3]	2.19%	3.01%	2.43%
Average utilization [4]	79.7%	74.8%	58.9%
Average monthly rental rate [5]	2.75%	4.02%	4.16%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated

Revenues
Rental	318,149	69,983	101,797	—	489,929
Rental related services	127,589	17,702	3,207	—	148,498
Rental operations	445,738	87,685	105,004	—	638,427
Sales	183,234	5,695	27,531	45,830	262,290
Other	6,394	1,117	2,714	—	10,225
Total revenues	635,366	94,497	135,249	45,830	910,942

Costs and Expenses
Direct costs of rental operations:
Depreciation	40,399	3,982	43,886	—	88,267
Rental related services	83,547	17,267	2,605	—	103,419
Other	83,023	5,816	20,277	—	109,116
Total direct costs of rental operations	206,969	27,065	66,768	—	300,802
Costs of sales	124,886	3,551	12,426	33,862	174,725
Total costs of revenues	331,855	30,616	79,194	33,862	475,527

Gross Profit
Rental	194,727	60,185	37,634	—	292,546
Rental related services	44,042	435	602	—	45,079
Rental operations	238,769	60,620	38,236	—	337,625
Sales	58,348	2,144	15,105	11,968	87,565
Other	6,394	1,117	2,714	—	10,225
Total gross profit	303,511	63,881	56,055	11,968	435,415
Selling and administrative expenses	136,670	29,197	27,000	7,565	200,432
Other income, net	(6,220)	(1,319)	(1,742)	—	(9,281)
Income from operations	$173,061	$36,003	$30,797	$4,403	$244,264
Interest expense					47,241
Foreign currency exchange loss					215
Gain on merger termination from WillScot Mobile Mini					(180,000)
Willscot Mobile Mini transaction costs					63,159
Provision for income taxes					81,922
Income from continuing operations					$231,727

Other Information
Adjusted EBITDA [1]	$229,160	$43,255	$74,525	$4,785	$351,725
Average rental equipment [2]	$1,221,900	$227,600	$362,558
Average monthly total yield [3]	2.17%	2.56%	2.34%
Average utilization [4]	77.5%	64.9%	57.3%
Average monthly rental rate [5]	2.80%	3.95%	4.08%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2023
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated

Revenues
Rental	$285,553	$74,536	$114,247	$—	$474,336
Rental related services	114,511	20,510	3,139	—	138,160
Rental operations	400,064	95,046	117,386	—	612,496
Sales	155,267	4,587	27,119	20,192	207,165
Other	6,905	1,504	3,772	—	12,181
Total revenues	562,236	101,137	148,277	20,192	831,842

Costs and Expenses
Direct costs of rental operations:
Depreciation	36,921	3,514	48,477	—	88,912
Rental related services	75,390	18,568	2,670	—	96,628
Other	86,983	7,317	20,642	—	114,942
Total direct costs of rental operations	199,294	29,399	71,789	—	300,482
Costs of sales	105,021	2,858	13,884	15,964	137,727
Total costs of revenues	304,315	32,257	85,673	15,964	438,209

Gross Profit
Rental	161,649	63,705	45,128	—	270,482
Rental related services	39,121	1,942	469	—	41,532
Rental operations	200,770	65,647	45,597	—	312,014
Sales	50,246	1,729	13,235	4,228	69,438
Other	6,905	1,504	3,772	—	12,181
Total gross profit	257,921	68,880	62,604	4,228	393,633
Selling and administrative expenses	138,574	31,537	30,962	6,466	207,539
Other income, net	(2,329)	(457)	(832)	—	(3,618)
Income (loss) from operations	$121,676	$37,800	$32,474	$(2,238)	$189,712
Interest expense					40,560
Foreign currency exchange gain					(310)
Provision for income taxes					37,610
Income from continuing operations					$111,852

Other Information
Adjusted EBITDA [1]	$189,661	$46,690	$83,903	$(1,898)	$318,356
Average rental equipment [2]	$1,093,086	$206,095	$388,679
Average monthly total yield [3]	2.18%	3.01%	2.43%
Average utilization [4]	79.7%	77.3%	58.9%
Average monthly rental rate [5]	2.73%	3.90%	4.16%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions. Adjusted EBITDA for the year ended December 31, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, gains on property sales and non-operating transactions. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs, gains on property sales and non-operating transactions, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs, gains on property sales and non-operating transactions. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Income from continuing operations	$38,949	$32,016	$231,727	$111,852
Provision for income taxes from continuing operations	13,009	11,676	81,922	37,610
Interest expense	8,858	12,126	47,241	40,560
Depreciation and amortization	26,631	27,533	107,455	107,918
EBITDA	87,447	83,351	468,345	297,940
Share-based compensation	2,553	3,002	9,502	8,157
Transaction costs [3]	2,002	1,575	63,159	15,877
Other income, net [4]	—	(59)	(9,281)	(3,618)
Gain on merger termination from WillScot Mobile Mini [5]	—	—	(180,000)	—
Adjusted EBITDA [1]	$92,002	$87,869	$351,725	$318,356
Adjusted EBITDA margin [2]	38%	40%	38%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted EBITDA [1]	$92,002	$87,869	$351,725	$322,038
Interest paid	(7,986)	(10,785)	(48,324)	(38,603)
Income taxes paid, net of refunds received	(40,350)	(82,018)	(36,524)	(91,565)
Gain on sale of used rental equipment	(9,900)	(8,678)	(35,085)	(31,642)
Foreign currency exchange loss	270	(144)	215	(310)
Amortization of debt issuance costs	60	2	66	8
Change in certain assets and liabilities:
Accounts receivable, net	5,187	(9,204)	8,026	(35,143)
Prepaid expenses and other assets	(13,101)	(21,936)	6,887	(29,326)
Accounts payable and other liabilities	24,686	15,148	128,981	(14,208)
Deferred income	(14,089)	6,186	(1,592)	14,094
Net cash provided by (used in) operating activities	$36,779	$(23,560)	$374,375	$95,343

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions. Adjusted EBITDA for the twelve months ended December 31, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition and divestiture related legal and professional fees and other costs specific to these transactions.

4. Other income, net consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.

5. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA.